Exhibit 99.1

Equity Residential Reports Second Quarter 2010 Results

Improving Revenue Results in Increased Guidance for 2010

CHICAGO--(BUSINESS WIRE)--July 28, 2010--Equity Residential (NYSE: EQR) today reported results for the quarter and six months ended June 30, 2010. All per share results are reported on a fully-diluted basis.

“We are pleased that the strong and broad based recovery in apartment fundamentals that began earlier this year has continued through our primary leasing season,” said David J. Neithercut, Equity Residential’s President and CEO. “With strong occupancy, little new supply and favorable demographics, we expect top line growth for years to come. Obviously, the rate of that growth is highly dependent on employment growth.”

Second Quarter 2010

The company reported solid results for the quarter with FFO (funds from operations) that exceeded the high end of the company’s guidance range. In addition, same store sequential revenues turned positive for the first time in six quarters and the company expects that in the third quarter, same store quarter over quarter revenues and NOI (net operating income) will turn positive.

For the second quarter of 2010, the company reported earnings of $0.02 per share compared to the pre-impairment $0.39 per share in the second quarter of 2009. The difference is due primarily to lower gains from property sales in 2010.

FFO for the quarter ended June 30, 2010 was $0.58 per share compared to the pre-impairment $0.62 per share for the same period of 2009. The difference is due primarily to:

  the negative impact of approximately $0.03 per share from lower NOI from the company’s same store portfolio;
  the negative impact of approximately $0.05 per share of dilution from the company’s 2009 transaction activity, partially offset by accretion of $0.02 per share of NOI from the company’s 2010 transaction activity;
  the positive impact of approximately $0.03 per share of NOI from lease-up activity; and
  the negative impact of approximately $0.01 per share from lower interest and other income.

Six Months Ended June 30, 2010

For the six months ended June 30, 2010, the company reported earnings of $0.21 per share compared to $0.64 per share in the same period of 2009.

FFO for the six months ended June 30, 2010 was $1.07 per share compared to $1.16 per share in the same period of 2009.

Same Store Results

On a same store second quarter to second quarter comparison, which includes 117,349 apartment units, revenues decreased 1.2%, expenses increased 1.5% and NOI decreased 2.9%.

On a same store sequential first quarter to second quarter comparison, which includes 119,806 apartment units, revenues increased 1.3%, expenses decreased 4.3% and NOI increased 5.1%.

On a same store six-month to six-month comparison, which includes 117,349 apartment units, revenues decreased 2.1%, expenses increased 1.5% and NOI decreased 4.2%.

Acquisitions/Dispositions

During the second quarter of 2010, the company acquired two properties, consisting of 742 apartment units, for an aggregate purchase price of $210.1 million: a 183-unit property in Fullerton, CA for a purchase price of $43.3 million at a capitalization (cap) rate of 5.7%; and as previously announced, 425 Mass in Washington, D.C., consisting of 559 units, for a purchase price of $166.8 million. 425 Mass was unoccupied on the purchase date and the company expects a stabilized yield of 8.5% in the third year of ownership. As of June 30, 2010, the property was 30% leased. The company did not sell any consolidated properties during the quarter.

During the first six months of 2010, the company acquired eight properties, consisting of 2,209 apartment units, for an aggregate purchase price of $849.4 million. The weighted average cap rate on these acquisitions excluding the 425 Mass purchase was 5.6%. Also during the first six months of 2010, the company sold eight consolidated properties, consisting of 2,011 apartment units, for an aggregate sale price of $145.9 million at a weighted average cap rate of 7.5% generating an unlevered internal rate of return (IRR) of 9.4%.

Prospect Towers

On July 16, 2010, a portion of the garage at a company owned property in Hackensack, NJ collapsed. There were no injuries as a result and an investigation as to the cause is ongoing. The property, known as Prospect Towers, includes a 203-unit, mid-rise building in which residents remain in occupancy and a 157-unit, 18-story high-rise building that will be unavailable for occupancy until mid-November while electrical, water and life safety systems are restored. The company currently estimates that the costs (both expensed and capitalized), including providing for our residents’ interim needs, lost revenue and garage reconstruction, will be approximately $12 million, after insurance reimbursements of $8 million. The company estimates a negative impact on FFO of approximately $0.02 per share for the third quarter 2010 and $0.03 per share for the full year 2010, which are included in the revised guidance ranges provided in this press release.

At-The-Market (ATM) Share Offering Program

During the second quarter of 2010, the company did not issue any common shares under its ATM Share Offering Program. The company has approximately 12.4 million shares available for issuance under this program and has not issued any such shares since January 14, 2010.

Debt Offering

On July 15, 2010, the company closed on a $600.0 million unsecured notes offering maturing July 15, 2020 with a coupon rate of 4.75% and an all-in effective interest rate of 5.09% including the effect of fees and the termination of certain interest rate hedges. Proceeds from the issuance are being used to pay down the company’s unsecured revolving credit facility and for general corporate purposes.

Third Quarter 2010 Guidance

The company has established an FFO guidance range of $0.51 to $0.55 per share for the third quarter of 2010. The difference between the company’s actual second quarter 2010 FFO of $0.58 per share and the midpoint of the range for the third quarter is primarily attributable to:

  the positive impact of $0.02 per share from higher NOI from same store and lease-up properties;
  the negative impact of $0.03 per share from higher interest expense primarily from the unsecured debt offering and a prepayment penalty on an expected disposition;
  the negative impact of $0.02 per share from the costs associated with Prospect Towers; and
  the negative impact of $0.02 per share from lower interest and other income and increased other expenses.

Full Year 2010 Guidance

The company has revised its guidance for its full year 2010 same store operating performance and FFO results as well as other items listed on page 25 of this release. The changes to the full year same store and FFO guidance are listed below:

	Previous	Revised
Same store:
Physical occupancy	94.3%	95.0%
Revenue change	(3.0%) to (1.0%)	(0.5%) to 0.0%
Expense change	1.0% to 2.0%	1.0% to 2.0%
NOI change	(6.0%) to (2.0%)	(2.0%) to (0.5%)

FFO per share	$1.95 to $2.15	$2.14 to $2.20

The difference between the midpoint of the previous FFO guidance range and the midpoint of the revised guidance range is due primarily to:

  the positive impact of $0.13 per share from higher NOI from same store and lease-up properties;
  the positive impact of $0.04 per share from 2010 transaction activity and timing;
  the negative impact of $0.03 per share from higher interest expense primarily from the unsecured debt offering; and
  the negative impact of $0.03 per share from the costs associated with Prospect Towers offset by a positive $0.01 per share of higher interest and other income.

Third Quarter 2010 Conference Call

Equity Residential expects to announce third quarter 2010 results on Wednesday, October 27, 2010 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, October 28, 2010.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 492 properties located in 23 states and the District of Columbia, consisting of 137,091 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Thursday, July 29, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2010	2009	2010	2009
REVENUES
Rental income	$993,570	$957,533	$507,891	$477,921
Fee and asset management	5,468	5,275	3,046	2,412

Total revenues	999,038	962,808	510,937	480,333

EXPENSES
Property and maintenance	251,971	241,386	125,454	116,711
Real estate taxes and insurance	114,482	103,845	56,957	51,357
Property management	41,147	37,732	20,467	18,718
Fee and asset management	3,660	3,985	1,646	1,982
Depreciation	326,965	284,952	174,794	143,296
General and administrative	20,811	20,595	10,090	10,201
Impairment	-	11,124	-	11,124

Total expenses	759,036	703,619	389,408	353,389

Operating income	240,002	259,189	121,529	126,944

Interest and other income	5,117	12,639	2,892	6,622
Other expenses	(6,026)	(306)	(1,643)	(14)
Interest:
Expense incurred, net	(231,116)	(239,172)	(115,819)	(115,670)
Amortization of deferred financing costs	(5,516)	(6,214)	(2,319)	(3,252)

Income before income and other taxes, (loss) from
investments in unconsolidated entities, net gain
(loss) on sales of unconsolidated entities and
discontinued operations	2,461	26,136	4,640	14,630
Income and other tax (expense) benefit	(20)	(2,387)	146	(259)
(Loss) from investments in unconsolidated entities	(923)	(2,221)	(459)	(2,026)
Net gain (loss) on sales of unconsolidated entities	5,557	2,759	5,079	(6)
Income from continuing operations	7,075	24,287	9,406	12,339
Discontinued operations, net	60,870	167,066	683	93,593
Net income	67,945	191,353	10,089	105,932
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(2,936)	(10,420)	(313)	(5,729)
Preference Interests and Units	-	(7)	-	(3)
Partially Owned Properties	435	74	185	5
Net income attributable to controlling interests	65,444	181,000	9,961	100,205
Preferred distributions	(7,238)	(7,240)	(3,618)	(3,620)
Net income available to Common Shares	$58,206	$173,760	$6,343	$96,585

Earnings per share – basic:
Income from continuing operations available to Common Shares	$-	$0.06	$0.02	$0.03
Net income available to Common Shares	$0.21	$0.64	$0.02	$0.35
Weighted average Common Shares outstanding	281,435	272,614	282,217	272,901

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$-	$0.06	$0.02	$0.03
Net income available to Common Shares	$0.21	$0.64	$0.02	$0.35
Weighted average Common Shares outstanding	298,244	289,152	299,642	289,338

Distributions declared per Common Share outstanding	$0.6750	$0.9650	$0.3375	$0.4825

Equity Residential
Consolidated Statements of Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2010	2009	2010	2009

Net income	$67,945	$191,353	$10,089	$105,932
Adjustments:
Net (income) loss attributable to Noncontrolling Interests:
Preference Interests and Units	-	(7)	-	(3)
Partially Owned Properties	435	74	185	5
Depreciation	326,965	284,952	174,794	143,296
Depreciation – Non-real estate additions	(3,369)	(3,792)	(1,676)	(1,894)
Depreciation – Partially Owned and Unconsolidated Properties	7	431	(4)	248
Net (gain) loss on sales of unconsolidated entities	(5,557)	(2,759)	(5,079)	6
Discontinued operations:
Depreciation	711	16,883	148	8,051
Net (gain) on sales of discontinued operations	(60,253)	(145,798)	(217)	(83,927)
Net incremental gain on sales of condominium units	631	335	243	399

FFO (1) (2)	327,515	341,672	178,483	172,113
Preferred distributions	(7,238)	(7,240)	(3,618)	(3,620)

FFO available to Common Shares and Units – basic (1) (2)	$320,277	$334,432	$174,865	$168,493

FFO available to Common Shares and Units – diluted (1) (2)	$320,583	$334,747	$175,018	$168,651

FFO per share and Unit – basic	$1.09	$1.16	$0.59	$0.58

FFO per share and Unit – diluted	$1.07	$1.16	$0.58	$0.58

Weighted average Common Shares and
Units outstanding – basic	295,177	288,851	295,897	288,990

Weighted average Common Shares and
Units outstanding – diluted	298,641	289,558	300,039	289,743

(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2) The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO and FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO and FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO and FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Investment in real estate
Land	$4,003,177	$3,650,324
Depreciable property	14,686,447	13,893,521
Projects under development	473,280	668,979
Land held for development	251,219	252,320
Investment in real estate	19,414,123	18,465,144
Accumulated depreciation	(4,146,964)	(3,877,564)
Investment in real estate, net	15,267,159	14,587,580

Cash and cash equivalents	47,982	193,288
Investments in unconsolidated entities	2,889	6,995
Deposits – restricted	108,654	352,008
Escrow deposits – mortgage	17,995	17,292
Deferred financing costs, net	41,862	46,396
Other assets	138,731	213,956
Total assets	$15,625,272	$15,417,515

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,754,601	$4,783,446
Notes, net	4,584,800	4,609,124
Lines of credit	320,000	-
Accounts payable and accrued expenses	81,791	58,537
Accrued interest payable	97,273	101,849
Other liabilities	312,119	272,236
Security deposits	62,568	59,264
Distributions payable	102,520	100,266
Total liabilities	10,315,672	9,984,722

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	313,735	258,280

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,947,425 shares
issued and outstanding as of June 30, 2010 and
1,950,925 shares issued and outstanding as of
December 31, 2009	208,686	208,773
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 283,442,674
shares issued and outstanding as of June 30,
2010 and 279,959,048 shares issued and
outstanding as of December 31, 2009	2,834	2,800
Paid in capital	4,524,359	4,477,426
Retained earnings	220,965	353,659
Accumulated other comprehensive (loss) income	(79,666)	4,681
Total shareholders' equity	4,877,178	5,047,339
Noncontrolling Interests:
Operating Partnership	108,989	116,120
Partially Owned Properties	9,698	11,054
Total Noncontrolling Interests	118,687	127,174
Total equity	4,995,865	5,174,513
Total liabilities and equity	$15,625,272	$15,417,515

Equity Residential
Portfolio Summary
As of June 30, 2010

					% of 2010	Average
				% of	Stabilized	Rental
	Markets	Properties	Units	Total Units	NOI	Rate (1)

1	New York Metro Area	27	7,800	5.7%	12.0%	$ 2,755
2	DC Northern Virginia	29	9,886	7.2%	11.2%	1,714
3	South Florida	39	13,013	9.5%	8.8%	1,282
4	Boston	36	6,503	4.7%	8.0%	2,047
5	Los Angeles	36	7,463	5.5%	7.5%	1,689
6	Seattle/Tacoma	47	10,645	7.8%	6.7%	1,267
7	San Francisco Bay Area	33	6,239	4.6%	5.4%	1,618
8	Phoenix	41	11,769	8.6%	5.0%	838
9	Denver	23	7,967	5.8%	4.8%	1,008
10	Suburban Maryland	22	6,090	4.4%	4.6%	1,328
11	San Diego	13	4,284	3.1%	4.6%	1,660
12	Orlando	26	8,042	5.9%	4.2%	968
13	Inland Empire, CA	14	4,519	3.3%	3.5%	1,291
14	Orange County, CA	11	3,490	2.5%	3.2%	1,504
15	Atlanta	22	6,889	5.0%	3.0%	918
16	All Other Markets (2)	71	17,855	13.0%	7.5%	932

	Total	490	132,454	96.6%	100.0%	1,356

	Military Housing	2	4,637	3.4%	-	-

	Grand Total	492	137,091	100.0%	100.0%	$ 1,356

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of June 2010.

(2) All Other Markets - Each individual market is less than 2.0% of 2010 stabilized NOI.

Equity Residential

Portfolio as of June 30, 2010

		Properties		Units

	Wholly Owned Properties	441		121,721
	Partially Owned Properties:
	Consolidated	25		5,098
	Unconsolidated	24		5,635
Military Housing		2		4,637

		492		137,091

Portfolio Rollforward Q2 2010
($ in thousands)

				Purchase/
	Properties	Units		(Sale) Price	Cap Rate

3/31/2010	491	136,470

Acquisitions:
Rental Properties:
Consolidated - Stabilized	1	183		$ 43,340	5.7%
Consolidated - Not Stabilized (1)	1	559		$ 166,750
Dispositions:
Rental Properties:
Unconsolidated (2)	(1)	(156)		$ (18,550)	5.0%
Configuration Changes	-	35

6/30/2010	492	137,091	(3)

Portfolio Rollforward 2010
($ in thousands)

				Purchase/
	Properties	Units		(Sale) Price	Cap Rate

12/31/2009	495	137,007

Acquisitions:
Rental Properties:
Consolidated - Stabilized	7	1,650		$ 682,601	5.6%
Consolidated - Not Stabilized (1)	1	559		$ 166,750
Land Parcel (one)	-	-		$ 12,000
Dispositions:
Rental Properties:
Consolidated	(8)	(2,011)		$ (145,940)	7.5%
Unconsolidated (2)	(3)	(640)		$ (42,650)	6.5%
Condominium Conversion Properties	(1)	(2)		$ (360)
Completed Developments	1	480
Configuration Changes	-	48

6/30/2010	492	137,091	(3)
(1)	EQR acquired this property unoccupied and expects a stabilized yield of 8.5% in the third year of ownership.

(2)	EQR owned a 25% interest in these unconsolidated rental properties. Sale price listed is the gross sale price.

(3)	EQR acquired the 75% equity interest it did not previously own in seven unconsolidated properties containing 1,811 units with a real estate value of $105.1 million at an implied cap rate of 8.4%. These properties continue to be included in the Company's portfolio counts above. See the Partially Owned Entities schedule for additional discussion.

Equity Residential

Second Quarter 2010 vs. Second Quarter 2009
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 117,349 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q2 2010	$ 448,804	$ 169,010	$ 279,794	$ 1,342	95.1%	14.3%
Q2 2009	$ 454,461	$ 166,442	$ 288,019	$ 1,380	93.6%	15.1%

Change	$ (5,657)	$ 2,568	$ (8,225)	$ (38)	1.5%	(0.8%)

Change	(1.2%)	1.5%	(2.9%)	(2.8%)

Second Quarter 2010 vs. First Quarter 2010
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 119,806 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q2 2010	$ 460,303	$ 173,231	$ 287,072	$ 1,348	95.1%	14.3%
Q1 2010	$ 454,236	$ 181,065	$ 273,171	$ 1,339	94.6%	11.8%

Change	$ 6,067	$ (7,834)	$ 13,901	$ 9	0.5%	2.5%

Change	1.3%	(4.3%)	5.1%	0.7%

June YTD 2010 vs. June YTD 2009
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 117,349 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

YTD 2010	$ 891,910	$ 345,515	$ 546,395	$ 1,337	94.9%	26.1%
YTD 2009	$ 910,757	$ 340,260	$ 570,497	$ 1,383	93.7%	28.7%

Change	$ (18,847)	$ 5,255	$ (24,102)	$ (46)	1.2%	(2.6%)

Change	(2.1%)	1.5%	(4.2%)	(3.3%)
(1)	The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
Second Quarter 2010 vs. Second Quarter 2009
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
			Q2 2010	Q2 2010	Q2 2010
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	DC Northern Virginia	8,781	10.3%	$ 1,652	96.2%	2.7%	(2.1%)	5.0%	0.6%	1.9%
2	New York Metro Area	6,247	9.9%	2,554	96.1%	(3.3%)	4.2%	(7.6%)	(4.6%)	1.3%
3	South Florida	12,465	9.8%	1,276	94.8%	0.9%	(2.4%)	3.2%	(0.4%)	1.3%
4	Boston	6,021	7.9%	2,035	95.6%	2.1%	1.3%	2.5%	1.5%	0.5%
5	Los Angeles	7,099	7.8%	1,679	94.1%	(2.3%)	1.2%	(4.2%)	(3.7%)	1.3%
6	Seattle/Tacoma	8,473	6.6%	1,290	94.1%	(4.8%)	4.0%	(9.9%)	(6.4%)	1.6%
7	San Francisco Bay Area	6,239	6.5%	1,619	95.2%	(3.2%)	2.0%	(6.0%)	(5.6%)	2.3%
8	Denver	7,755	5.3%	1,015	95.5%	(0.2%)	2.1%	(1.4%)	(2.0%)	1.7%
9	Phoenix	10,647	5.2%	830	94.6%	(3.3%)	3.8%	(7.8%)	(5.2%)	1.8%
10	San Diego	4,103	4.6%	1,654	95.1%	0.6%	4.8%	(1.3%)	(0.7%)	1.2%
11	Orlando	7,690	4.5%	960	94.4%	(2.5%)	(1.4%)	(3.2%)	(4.2%)	1.6%
12	Suburban Maryland	4,823	3.8%	1,216	95.6%	1.8%	(0.4%)	3.1%	0.5%	1.2%
13	Inland Empire, CA	4,219	3.7%	1,298	95.6%	(1.7%)	3.2%	(4.2%)	(3.2%)	1.4%
14	Orange County, CA	3,175	3.3%	1,503	94.8%	(3.9%)	5.7%	(8.0%)	(4.7%)	0.9%
15	Atlanta	5,979	3.2%	950	95.6%	(4.2%)	2.0%	(8.6%)	(5.6%)	1.5%
16	All Other Markets	13,633	7.6%	961	95.2%	(1.2%)	1.9%	(3.5%)	(2.6%)	1.3%

	Total	117,349	100.0%	$ 1,342	95.1%	(1.2%)	1.5%	(2.9%)	(2.8%)	1.5%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
Second Quarter 2010 vs. First Quarter 2010
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
			Q2 2010	Q2 2010	Q2 2010
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	DC Northern Virginia	9,107	10.6%	$ 1,681	96.3%	3.4%	(9.7%)	10.6%	1.8%	1.5%
2	New York Metro Area	6,247	9.6%	2,554	96.1%	2.0%	(6.4%)	8.4%	1.1%	0.8%
3	South Florida	12,465	9.6%	1,276	94.8%	0.7%	(7.7%)	6.9%	0.7%	0.0%
4	Boston	6,313	8.2%	2,056	95.5%	1.9%	(5.4%)	6.6%	1.2%	0.6%
5	Los Angeles	7,463	8.0%	1,685	94.1%	0.1%	(2.1%)	1.3%	0.7%	(0.6%)
6	Seattle/Tacoma	8,540	6.5%	1,290	94.1%	2.2%	0.2%	3.7%	1.3%	0.9%
7	San Francisco Bay Area	6,239	6.4%	1,619	95.2%	0.3%	(4.3%)	3.2%	0.1%	0.3%
8	Phoenix	11,201	5.4%	833	94.6%	0.4%	(1.7%)	1.9%	0.0%	0.4%
9	Denver	7,755	5.2%	1,015	95.5%	1.5%	0.2%	2.2%	1.1%	0.4%
10	Orlando	8,042	4.6%	967	94.4%	0.4%	(5.4%)	4.7%	0.2%	0.2%
11	San Diego	4,103	4.5%	1,654	95.1%	1.2%	1.2%	1.3%	0.8%	0.4%
12	Suburban Maryland	5,325	4.3%	1,271	95.6%	3.0%	(7.8%)	10.4%	1.5%	1.4%
13	Inland Empire, CA	4,219	3.6%	1,298	95.6%	1.3%	0.4%	1.8%	0.1%	1.2%
14	Orange County, CA	3,175	3.2%	1,503	94.8%	0.5%	3.5%	(1.0%)	0.3%	0.2%
15	Atlanta	5,979	3.2%	950	95.6%	(0.1%)	(5.4%)	4.5%	(0.1%)	0.0%
16	All Other Markets	13,633	7.1%	960	94.8%	(0.4%)	7.4%	(6.1%)	(1.2%)	0.8%

	Total	119,806	100.0%	$ 1,348	95.1%	1.3%	(4.3%)	5.1%	0.7%	0.5%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
June YTD 2010 vs. June YTD 2009
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year
			June YTD 10	June YTD 10	June YTD 10
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	DC Northern Virginia	8,781	10.0%	$ 1,637	95.5%	1.0%	0.5%	1.2%	(0.2%)	1.1%
2	South Florida	12,465	9.7%	1,272	94.8%	0.4%	(0.3%)	0.9%	(1.1%)	1.4%
3	New York Metro Area	6,247	9.7%	2,541	95.7%	(4.4%)	6.3%	(10.8%)	(5.8%)	1.3%
4	Los Angeles	7,099	7.9%	1,675	94.5%	(3.4%)	(0.4%)	(5.0%)	(4.6%)	1.2%
5	Boston	6,021	7.9%	2,023	95.2%	2.1%	(1.8%)	4.7%	1.3%	0.7%
6	Seattle/Tacoma	8,473	6.7%	1,282	93.7%	(6.0%)	2.7%	(11.1%)	(6.8%)	0.8%
7	San Francisco Bay Area	6,239	6.6%	1,618	95.1%	(4.3%)	2.4%	(7.9%)	(6.1%)	1.8%
8	Denver	7,755	5.4%	1,009	95.3%	(1.2%)	2.0%	(2.8%)	(2.7%)	1.5%
9	Phoenix	10,647	5.3%	830	94.4%	(4.8%)	2.0%	(9.2%)	(5.9%)	1.1%
10	San Diego	4,103	4.7%	1,647	94.9%	0.3%	1.6%	(0.3%)	(1.1%)	1.4%
11	Orlando	7,690	4.5%	959	94.3%	(3.0%)	1.4%	(5.8%)	(4.5%)	1.6%
12	Suburban Maryland	4,823	3.8%	1,208	95.0%	2.2%	1.5%	2.6%	0.8%	1.3%
13	Inland Empire, CA	4,219	3.7%	1,298	95.0%	(2.9%)	0.2%	(4.4%)	(3.6%)	0.7%
14	Orange County, CA	3,175	3.3%	1,501	94.7%	(4.8%)	2.3%	(7.8%)	(5.4%)	0.7%
15	Atlanta	5,979	3.2%	951	95.6%	(4.4%)	3.2%	(10.0%)	(6.1%)	1.7%
16	All Other Markets	13,633	7.6%	959	95.0%	(1.6%)	1.2%	(3.7%)	(2.7%)	1.1%

	Total	117,349	100.0%	$ 1,337	94.9%	(2.1%)	1.5%	(4.2%)	(3.3%)	1.2%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential

Second Quarter 2010 vs. Second Quarter 2009
Same Store Operating Expenses
$ in thousands - 117,349 Same Store Units

					% of Actual
					Q2 2010
	Actual	Actual	$	%	Operating
	Q2 2010	Q2 2009	Change	Change	Expenses

Real estate taxes	$ 45,299	$ 46,190	$ (891)	(1.9%)	26.8%
On-site payroll (1)	42,021	39,903	2,118	5.3%	24.9%
Utilities (2)	25,092	25,018	74	0.3%	14.8%
Repairs and maintenance (3)	24,772	24,432	340	1.4%	14.7%
Property management costs (4)	18,042	16,815	1,227	7.3%	10.7%
Insurance	5,637	5,634	3	0.1%	3.3%
Leasing and advertising	3,619	3,972	(353)	(8.9%)	2.1%
Other operating expenses (5)	4,528	4,478	50	1.1%	2.7%

Same store operating expenses	$ 169,010	$ 166,442	$ 2,568	1.5%	100.0%

June YTD 2010 vs. June YTD 2009
Same Store Operating Expenses
$ in thousands - 117,349 Same Store Units

					% of Actual
					YTD 2010
	Actual	Actual	$	%	Operating
	YTD 2010	YTD 2009	Change	Change	Expenses
Real estate taxes	$ 92,136	$ 92,380	$ (244)	(0.3%)	26.7%
On-site payroll (1)	83,711	82,480	1,231	1.5%	24.2%
Utilities (2)	54,062	53,380	682	1.3%	15.6%
Repairs and maintenance (3)	50,856	48,877	1,979	4.0%	14.7%
Property management costs (4)	35,855	33,698	2,157	6.4%	10.4%
Insurance	11,273	11,268	5	0.0%	3.3%
Leasing and advertising	7,421	7,603	(182)	(2.4%)	2.1%
Other operating expenses (5)	10,201	10,574	(373)	(3.5%)	3.0%

Same store operating expenses	$ 345,515	$ 340,260	$ 5,255	1.5%	100.0%
(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)	Repairs and maintenance - Includes general maintenance costs, unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)	Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of June 30, 2010
(Amounts in thousands)

								Weighted
							Weighted	Average
							Average	Maturities
					Amounts (1)	% of Total	Rates (1)	(years)

Secured					$ 4,754,601	49.2%	4.86%	8.5
Unsecured					4,904,800	50.8%	4.91%	4.2

	Total				$ 9,659,401	100.0%	4.89%	6.3

Fixed Rate Debt:
	Secured - Conventional				$ 3,796,247	39.3%	5.77%	7.1
	Unsecured - Public/Private				3,775,953	39.1%	5.84%	4.9

	Fixed Rate Debt				7,572,200	78.4%	5.80%	6.0

Floating Rate Debt:
	Secured - Conventional				352,712	3.6%	2.44%	3.5
	Secured - Tax Exempt				605,642	6.3%	0.55%	20.9
	Unsecured - Public/Private				808,847	8.4%	1.70%	1.8
	Unsecured - Revolving Credit Facility				320,000	3.3%	0.66%	1.7

	Floating Rate Debt				2,087,201	21.6%	1.36%	7.3

Total					$ 9,659,401	100.0%	4.89%	6.3

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the six months ended June 30, 2010.

	Note: The Company capitalized interest of approximately $7.9 million and $21.0 million during the six months ended June 30, 2010 and 2009, respectively. The Company capitalized interest of approximately $3.5 million and $10.4 million during the quarters ended June 30, 2010 and 2009 respectively.

Debt Maturity Schedule as of June 30, 2010
(Amounts in thousands)

							Weighted	Weighted
							Average Rates	Average
	Fixed		Floating				on Fixed	Rates on
Year	Rate (1)		Rate (1)		Total	% of Total	Rate Debt (1)	Total Debt (1)

2010	$ 27,197		$ 51,797		$ 78,994	0.8%	7.61%	4.00%
2011	1,066,609	(2)	740,906	(3)	1,807,515	18.7%	5.51%	3.87%
2012	763,301		323,834	(4)	1,087,135	11.3%	5.70%	4.23%
2013	266,597		309,351		575,948	6.0%	6.76%	4.90%
2014	517,687		22,045		539,732	5.6%	5.28%	5.20%
2015	355,940		-		355,940	3.7%	6.41%	6.41%
2016	1,089,484		-		1,089,484	11.3%	5.32%	5.32%
2017	1,355,744		456		1,356,200	14.0%	5.87%	5.87%
2018	336,093		44,677		380,770	3.9%	5.95%	5.45%
2019	502,244		20,766		523,010	5.4%	5.19%	5.01%
2020+	1,291,304		573,369		1,864,673	19.3%	6.11%	4.88%

Total	$ 7,572,200		$ 2,087,201		$ 9,659,401	100.0%	5.86%	4.90%
(1)	Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2010.

(2)	Includes $482.5 million face value of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3)	Includes the Company's $500.0 million term loan facility, which originally matured on October 5, 2010. Effective April 12, 2010, the Company exercised the first of its two one-year extension options. As a result, the maturity date is now October 5, 2011 and there is one remaining one-year extension option exercisable by the Company.

(4)	Includes $320.0 million outstanding on the Company's unsecured revolving credit facility. As of June 30, 2010, there was approximately $1.02 billion available on this facility.

Equity Residential
Unsecured Debt Summary as of June 30, 2010
(Amounts in thousands)

					Unamortized
	Coupon	Due		Face	Premium/	Net
	Rate	Date		Amount	(Discount)	Balance

Fixed Rate Notes:
	6.950%	03/02/11		$ 93,096	$ 602	$ 93,698
	6.625%	03/15/12		253,858	(321)	253,537
	5.500%	10/01/12		222,133	(493)	221,640
	5.200%	04/01/13	(1)	400,000	(325)	399,675
Fair Value Derivative Adjustments			(1)	(300,000)	-	(300,000)
	5.250%	09/15/14		500,000	(259)	499,741
	6.584%	04/13/15		300,000	(535)	299,465
	5.125%	03/15/16		500,000	(305)	499,695
	5.375%	08/01/16		400,000	(1,129)	398,871
	5.750%	06/15/17		650,000	(3,560)	646,440
	7.125%	10/15/17		150,000	(473)	149,527
	7.570%	08/15/26		140,000	-	140,000
	3.850%	08/15/26	(2)	482,545	(8,881)	473,664

				3,791,632	(15,679)	3,775,953

Floating Rate Notes:
		04/01/13	(1)	300,000	-	300,000
Fair Value Derivative Adjustments			(1)	8,847	-	8,847
Term Loan Facility	LIBOR+0.50%	10/05/11	(3)(4)	500,000	-	500,000

				808,847	-	808,847

Revolving Credit Facility:	LIBOR+0.50%	02/28/12	(3)(5)	320,000	-	320,000

Total Unsecured Debt				$ 4,920,479	$ (15,679)	$ 4,904,800
(1)	$300.0 million in fair value interest rate swaps converts a portion of the 5.200% notes due April 1, 2013 to a floating interest rate.

(2)	Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3)	Facilities are private. All other unsecured debt is public.

(4)	Represents the Company's $500.0 million term loan facility, which originally matured on October 5, 2010. Effective April 12, 2010, the Company exercised the first of its two one-year extension options. As a result, the maturity date is now October 5, 2011 and there is one remaining one-year extension option exercisable by the Company.

(5)	Represents amount outstanding on the Company's unsecured revolving credit facility which matures on February 28, 2012. As of June 30, 2010, there was approximately $1.02 billion available on this facility.

Equity Residential

Selected Unsecured Public Debt Covenants

	June 30,	March 31,
	2010	2010

Total Debt to Adjusted Total Assets (not to exceed 60%)	48.9%	48.8%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	24.1%	24.8%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.54	2.48

Total Unsecured Assets to Unsecured Debt	251.6%	255.5%
(must be at least 150%)

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Equity Residential

Capital Structure as of June 30, 2010
(Amounts in thousands except for share/unit and per share amounts)

	Secured Debt				$ 4,754,601	49.2%
	Unsecured Debt				4,904,800	50.8%

	Total Debt				9,659,401	100.0%	43.4%

	Common Shares (includes Restricted Shares)		283,442,674	95.3%
	Units (includes OP Units and LTIP Units)		13,899,303	4.7%

	Total Shares and Units		297,341,977	100.0%
	Common Share Equivalents (see below)		394,143

	Total outstanding at quarter-end		297,736,120
	Common Share Price at June 30, 2010		$ 41.64
					12,397,732	98.4%
	Perpetual Preferred Equity (see below)				200,000	1.6%

	Total Equity				12,597,732	100.0%	56.6%

	Total Market Capitalization				$ 22,257,133		100.0%

Convertible Preferred Equity as of June 30, 2010
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted		Common
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average	Conversion	Share
Series	Date	Shares	Value	Per Share	Amount	Rate	Ratio	Equivalents

Preferred Shares:
7.00% Series E	11/1/98	324,966	$ 8,124	$ 1.75	$ 569		1.1128	361,622
7.00% Series H	6/30/98	22,459	562	1.75	39		1.4480	32,521

Total Convertible Preferred Equity		347,425	$ 8,686		$ 608	7.00%		394,143

Perpetual Preferred Equity as of June 30, 2010
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$ 50,000	$ 4.145	$ 4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$ 200,000		$ 13,865	6.93%

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q210	YTD Q209	Q210	Q209

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	281,435,061	272,613,907	282,216,694	272,901,078
Shares issuable from assumed conversion/vesting of:
- OP Units	13,742,403	16,237,055	13,680,607	16,089,264
- long-term compensation award shares/units	3,066,663	300,939	3,744,505	347,395

Total Common Shares and Units - diluted	298,244,127	289,151,901	299,641,806	289,337,737

Weighted Average Amounts Outstanding for FFO Purposes:
Common Shares - basic	281,435,061	272,613,907	282,216,694	272,901,078
OP Units - basic	13,742,403	16,237,055	13,680,607	16,089,264

Total Common Shares and OP Units - basic	295,177,464	288,850,962	295,897,301	288,990,342
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	397,306	405,791	397,004	405,555
- long-term compensation award shares/units	3,066,663	300,939	3,744,505	347,395

Total Common Shares and Units - diluted	298,641,433	289,557,692	300,038,810	289,743,292

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	283,442,674	273,975,692
Units (includes OP Units and LTIP Units)	13,899,303	16,205,905

Total Shares and Units	297,341,977	290,181,597

Equity Residential
Partially Owned Entities as of June 30, 2010
(Amounts in thousands except for project and unit amounts)

	Consolidated					Unconsolidated
	Development Projects
	Held for					Institutional
	and/or Under	Completed, Not	Completed			Joint
	Development	Stabilized (4)	and Stabilized	Other	Total	Ventures (5)

Total projects (1)	-	1	3	21	25	24

Total units (1)	-	163	1,139	3,796	5,098	5,635

Operating information for the six months ended 6/30/10 (at 100%):
Operating revenue	$ 1,496	$ 1,026	$ 11,338	$ 27,779	$ 41,639	$ 34,756
Operating expenses	2,330	676	4,227	9,779	17,012	16,459

Net operating (loss) income	(834)	350	7,111	18,000	24,627	18,297
Depreciation	-	886	5,223	7,414	13,523	9,230
General and administrative/other	46	-	96	19	161	121

Operating (loss) income	(880)	(536)	1,792	10,567	10,943	8,946
Interest and other income	15	6	-	11	32	67
Other expenses	(401)	-	-	(451)	(852)	-
Interest:
Expense incurred, net	(1,170)	(272)	(2,778)	(10,060)	(14,280)	(13,224)
Amortization of deferred financing costs	-	(64)	(323)	(111)	(498)	(525)

(Loss) before income and other taxes and discontinued operations	(2,436)	(866)	(1,309)	(44)	(4,655)	(4,736)
Income and other tax (expense) benefit	(33)	-	-	(24)	(57)	(127)
Net gain on sales of discontinued operations	720	-	-	-	720	9,983

Net (loss) income	$ (1,749)	$ (866)	$ (1,309)	$ (68)	$ (3,992)	$ 5,120

Debt - Secured (2):
EQR Ownership (3)	$ 146,534	$ 33,872	$ 240,436	$ 220,218	$ 641,060	$ 66,200
Noncontrolling Ownership	-	-	-	81,469	81,469	198,600

Total (at 100%)	$ 146,534	$ 33,872	$ 240,436	$ 301,687	$ 722,529	$ 264,800
(1) Project and unit counts exclude all uncompleted development projects until those projects are substantially completed. See the Consolidated Development and Lease-Up Projects schedule for more detail.

(2) All debt is non-recourse to the Company with the exception of $14.0 million in mortgage debt on various development projects.

(3) Represents the Company's current economic ownership interest.

(4) Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(5)  Unconsolidated debt maturities and rates are as follows: $121.0 million, December 1, 2010, 7.54%; and $143.8 million, March 1, 2011, 6.95%.  On April 30, 2010, the Company acquired the 75% equity interest it did not previously own in seven of the unconsolidated properties containing 1,811 units in exchange for an approximate $30.0 million payment to its partner.  In addition, the Company repaid the net $70.0 million mortgage loan, which was to mature on May 1, 2010, concurrent with closing using proceeds drawn from the Company's line of credit.  The total consideration paid by the Company represents an implied 8.4% cap rate.  The Company anticipates selling the 25% equity interest it currently owns in 13 of the unconsolidated properties containing 2,624 units in exchange for an approximate $12.5 million payment from its partner and the related $121.0 million in non-recourse mortgage debt will be extinguished by the partner at closing.  The total consideration received by the Company represents an implied 7.0% cap rate.

Equity Residential
Consolidated Development and Lease-Up Projects as of June 30, 2010
(Amounts in thousands except for project and unit amounts)

					Total Book
			Total	Total	Value Not						Estimated	Estimated
		No. of	Capital	Book Value	Placed in	Total		Percentage	Percentage	Percentage	Completion	Stabilization
Projects	Location	Units	Cost (1)	to Date	Service	Debt		Completed	Leased	Occupied	Date	Date

Projects Under Development - Wholly Owned:
Red 160 (formerly Redmond Way)	Redmond, WA	250	$ 84,382	$ 66,267	$ 66,267	$ -		85%	31%	9%	Q1 2011	Q1 2012
Westgate (5)	Pasadena, CA	480	170,558	139,479	139,479	163,160	(2)	85%	52%	47%	Q2 2011	Q2 2012
500 West 23rd Street (formerly 10 Chelsea) (6)	New York, NY	111	55,555	15,683	15,683	-		2%	-	-	Q4 2011	Q4 2012
Savoy III	Aurora, CO	168	23,856	3,005	3,005	-		1%	-	-	Q3 2012	Q2 2013

Projects Under Development - Wholly Owned		1,009	334,351	224,434	224,434	163,160

Projects Under Development - Partially Owned:
The Brooklyner (formerly 111 Lawrence Street)	Brooklyn, NY	490	280,868	248,846	248,846	128,837		95%	57%	54%	Q3 2010	Q3 2011

Projects Under Development - Partially Owned		490	280,868	248,846	248,846	128,837

Projects Under Development		1,499	615,219	473,280	473,280	291,997	(3)

Completed Not Stabilized - Wholly Owned (4):
Third Square (formerly 303 Third)	Cambridge, MA	482	257,457	256,470	-	-			94%	87%	Completed	Q4 2010
70 Greene (formerly 77 Hudson)	Jersey City, NJ	480	269,958	267,580	-	-			89%	87%	Completed	Q1 2011
Reunion at Redmond Ridge	Redmond, WA	321	53,175	53,151	-	-			78%	75%	Completed	Q1 2011
425 Mass (7)	Washington, D.C.	559	166,750	166,750	-	-			30%	16%	Completed	Q1 2012

Projects Completed Not Stabilized - Wholly Owned		1,842	747,340	743,951	-	-

Completed Not Stabilized - Partially Owned (4):
Montclair Metro	Montclair, NJ	163	48,730	45,970	-	33,872			97%	96%	Completed	Q3 2010

Projects Completed Not Stabilized - Partially Owned		163	48,730	45,970	-	33,872

Projects Completed Not Stabilized		2,005	796,070	789,921	-	33,872

Completed and Stabilized During the Quarter - Wholly Owned:
Reserve at Town Center II	Mill Creek, WA	100	21,548	21,475	-	-			94%	91%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Wholly Owned		100	21,548	21,475	-	-

Completed and Stabilized During the Quarter - Partially Owned:
Red Road Commons	South Miami, FL	404	127,839	126,933	-	73,978			98%	96%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Partially Owned		404	127,839	126,933	-	73,978

Projects Completed and Stabilized During the Quarter		504	149,387	148,408	-	73,978

Total Projects		4,008	$ 1,560,676	$ 1,411,609	$ 473,280	$ 399,847

Land Held for Development		N/A	N/A	$ 251,219	$ 251,219	$ 17,697

								Total Capital	Q2 2010
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS								Cost (1)	NOI
Projects Under Development								$ 615,219	$ 702
Completed Not Stabilized								796,070	2,772
Completed and Stabilized During the Quarter								149,387	1,288
Total Development NOI Contribution								$ 1,560,676	$ 4,762
(1) Total capital cost represents estimated development cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding, with $31.5 million held in escrow by the lender and released as draw requests are made. This escrowed amount is classified as "Deposits - restricted" in the consolidated balance sheets at June 30, 2010.

(3) Of the approximately $141.9 million of capital cost remaining to be funded at 6/30/10 for projects under development, $63.1 million will be funded by fully committed third party bank loans and the remaining $78.8 million will be funded by cash on hand.

(4) Properties included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(5) The partner's interest in this development property, an adjacent land parcel and an unrelated operating property were acquired during the second quarter of 2010 for $0.1 million and as a result the assets are now wholly owned.

(6) 500 West 23rd Street - The land under this development is subject to a long term ground lease.

(7) 425 Mass - The Company acquired this unoccupied, completed development project on 4/7/10 and has begun lease-up activities.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Six Months Ended June 30, 2010
(Amounts in thousands except for unit and per unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures

										Building
	Total		Avg.		Avg.		Avg.	Replacements	Avg.	Improvements	Avg.		Avg.		Grand	Avg.
	Units (1)	Expense (2)	Per Unit	Payroll (3)	Per Unit	Total	Per Unit	(4)	Per Unit	(5)	Per Unit	Total	Per Unit		Total	Per Unit

Same Store Properties (6)	117,349	$ 50,856	$ 434	$ 41,422	$ 353	$ 92,278	$ 787	$ 33,724	$ 287	$ 21,683	$ 185	$ 55,407	$ 472	(9)	$ 147,685	$ 1,259

Non-Same Store Properties (7)	9,470	3,102	434	2,616	366	5,718	800	1,182	165	2,403	336	3,585	501		9,303	1,301

Other (8)	-	-		1,084		1,084		137		53		190			1,274

Total	126,819	$ 53,958		$ 45,122		$ 99,080		$ 35,043		$ 24,139		$ 59,182			$ 158,262
(1)	Total Units - Excludes 5,635 unconsolidated units and 4,637 military housing units, for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Repairs and Maintenance Expenses - Includes general maintenance costs, unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)	Replacements - Includes new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $13.7 million spent on various assets related to unit renovations/rehabs (primarily kitchens and baths) designed to reposition these assets for higher rental levels in their respective markets.

(5)	Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2009, less properties subsequently sold.

(7)	Non-Same Store Properties - Primarily includes all properties acquired during 2009 and 2010, plus any properties in lease-up and not stabilized as of January 1, 2009. Per unit amounts are based on a weighted average of 7,153 units.

(8)	Other - Primarily includes expenditures for properties sold during the period.

(9)	For 2010, the Company estimates that it will spend approximately $1,075 per unit of capital expenditures for its same store properties inclusive of unit renovation/rehab costs, or $825 per unit excluding unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Six Months Ended		Quarter Ended
	June 30,		June 30,
	2010	2009	2010	2009

REVENUES
Rental income	$ 3,886	$ 67,839	$ 1,019	$ 31,225

Total revenues	3,886	67,839	1,019	31,225

EXPENSES (1)
Property and maintenance	2,179	21,627	662	9,963
Real estate taxes and insurance	675	7,238	92	3,234
Depreciation	711	16,883	148	8,051
General and administrative	16	25	13	20

Total expenses	3,581	45,773	915	21,268

Discontinued operating income	305	22,066	104	9,957

Interest and other income	360	10	359	3
Interest (2):
Expense incurred, net	(23)	(703)	(1)	(273)
Amortization of deferred financing costs	-	(38)	-	(3)
Income and other tax (expense) benefit	(25)	(67)	4	(18)

Discontinued operations	617	21,268	466	9,666
Net gain on sales of discontinued operations	60,253	145,798	217	83,927

Discontinued operations, net	$ 60,870	$ 167,066	$ 683	$ 93,593

(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

FFO Guidance Reconciliations

			FFO Reconciliations
			Guidance Q2 2010
			to Actual Q2 2010
			Amounts	Per Share

Guidance Q2 2010 FFO - Diluted (1) (2)			$ 165,920	$ 0.554
Property NOI			6,563	0.022
Insurance/litigation settlement proceeds (interest and other income)			2,422	0.008
Other			113	(0.001)

Actual Q2 2010 FFO - Diluted (1) (2)			$ 175,018	$ 0.583

Non-Comparable Items (3)

	Six Months Ended June 30,			Quarter Ended June 30,
	2010	2009	Variance	2010	2009	Variance

Impairment	$ -	$ (11,124)	$ 11,124	$ -	$ (11,124)	$ 11,124
Insurance/litigation settlement proceeds (interest and other income)	5,192	171	5,021	3,192	-	3,192
Debt extinguishment gains (interest and other income)	-	2,020	(2,020)	-	-	-
Gain on sale of investment securities (interest and other income)	-	4,943	(4,943)	-	4,943	(4,943)
Write-off of pursuit costs (other expenses)	(2,062)	(162)	(1,900)	(1,016)	30	(1,046)
Property acquisition costs (other expenses)	(3,964)	(144)	(3,820)	(627)	(44)	(583)
Non-cash convertible debt discount (includes extinguishment write-offs)	(3,890)	(5,025)	1,135	(1,945)	(2,141)	196
Debt extinguishment costs (interest):
Prepayment premiums/penalties	-	(35)	35	-	-	-
Write-off of unamortized deferred financing costs	(929)	(1,435)	506	(2)	(780)	778
Write-off of unamortized premiums/(discounts)/(OCI)	-	(758)	758	-	47	(47)
EQR 25% share of unconsolidated defeasance costs
((loss) from investments in unconsolidated entities)	-	(1,775)	1,775	-	(1,775)	1,775
Net incremental gain on sales of condominium units	631	335	296	243	399	(156)
Other	(520)	(1,668)	1,148	(112)	(814)	702

Net non-comparable items (3)	$ (5,542)	$ (14,657)	$ 9,115	$ (267)	$ (11,259)	$ 10,992

Note: See page 26 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential
Earnings Guidance and Assumptions

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

2010 Earnings Guidance (per share diluted)

	Q3 2010	2010

Expected FFO (1) (2)	$0.51 to $0.55	$2.14 to $2.20

2010 Same Store Assumptions

Physical occupancy		95.0%
Revenue change		(0.5%) to 0.0%
Expense change		1.0% to 2.0%
NOI change		(2.0%) to (0.5%)

(Note: 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2010 Transaction Assumptions

Consolidated rental acquisitions		$1.25 billion
Consolidated rental dispositions		$850.0 million
Capitalization rate spread		150 basis points

2010 Debt Assumptions

Weighted average debt outstanding		$9.7 billion to $9.8 billion
Weighted average interest rate (reduced for capitalized interest and including prepayment penalties)		4.92%
Interest expense		$477.5 million to $482.5 million

Note:	Debt guidance assumes no additional debt offerings beyond the $600.0 million unsecured offering that closed on 7/15/10 and no additional debt extinguishments, but does include approximately $7.8 million of interest expense for the requirement to expense the implied option value inherent in convertible debt. The terms of the Company's debt covenants do not include this charge as interest expense.

2010 Other Guidance Assumptions

General and administrative expense		$40.0 million to $41.0 million
Interest and other income		$5.5 million to $6.5 million
Other expenses (write-off of pursuit and property acquisition costs)		$10.0 million to $12.0 million
Income and other tax expense		$1.0 million
Net gain on sales of land parcels		No amounts budgeted
Preferred share redemptions		No amounts budgeted
Equity ATM share offerings		No additional amounts budgeted
Weighted average Common Shares and Units - Diluted		299.7 million

Note: See page 26 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential
Additional Reconciliations
(Amounts in thousands except per share data)
(All per share data is diluted)

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO for Pages 24 and 25

			Expected	Expected
	Expected Q2 2010		Q3 2010	2010
	Amounts	Per Share	Per Share	Per Share

Expected Earnings - Diluted (4)	$ 11,691	$ 0.038	$0.10 to $0.14	$0.97 to $1.03
Add: Expected depreciation expense	154,229	0.516	0.58	2.26
Less: Expected net gain on sales (4)	-	-	(0.17)	(1.09)

Expected FFO - Diluted (1) (2)	$ 165,920	$ 0.554	$0.51 to $0.55	$2.14 to $2.20
Definitions and Footnotes for Pages 24 and 25

(1)	The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)	The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO and FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO and FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO and FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3)	Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.

(4)	Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.
Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the June YTD 2010 and Second Quarter 2010 Same Store Properties:

	Six Months Ended June 30,		Quarter Ended June 30,
	2010	2009	2010	2009

Operating income	$ 240,002	$ 259,189	$ 121,529	$ 126,944
Adjustments:
Non-same store operating results	(39,575)	(4,073)	(25,219)	(3,116)
Fee and asset management revenue	(5,468)	(5,275)	(3,046)	(2,412)
Fee and asset management expense	3,660	3,985	1,646	1,982
Depreciation	326,965	284,952	174,794	143,296
General and administrative	20,811	20,595	10,090	10,201
Impairment	-	11,124	-	11,124

Same store NOI	$ 546,395	$ 570,497	$ 279,794	$ 288,019

CONTACT:
Equity Residential
Marty McKenna, 312/928-1901